Exhibit 16.1

March 25, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by AG Twin Brook Capital Income Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of AG Twin Brook Capital Income Fund dated March 19, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

New York, New York